STOCK PURCHASE AND SALE AGREEMENT

This Stock Purchase and Sale Agreement (this “Agreement”) is dated as of December 17, 2010, by and among SINOBIOMED INC., a Delaware corporation (collectively with its predecessors, the “Seller”), CHINA NONFERROUS METALS RESOURCE GEOLOGICAL SURVEY INC., a British Virgin Islands limited company (the “Purchaser”) and WANXIN BIO-TECHNOLOGY LIMITED, a British Virgin Islands limited company (the “Company”).  Each of the Seller, the Purchaser and the Company is referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

A.           The Seller is the holder of 100% of the issued and outstanding ordinary shares of the Company (the “Shares”).  As part of a plan of reorganization, the Seller desires to sell to Purchaser and Purchaser desires to purchase from the Seller the Shares, for an aggregate purchase price of Two Hundred Thousand Dollars ($200,000) (the “Purchase Price”), upon the terms, provisions, and conditions and for the consideration hereinafter set forth.

B.    The Board of Directors of each of the Seller and the Purchaser has determined that it is desirable to effect this plan of reorganization and share purchase and sale.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby represent, warrant, covenant, and agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.    Purchase and Sale.  Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, at the Closing (as defined below), the Seller hereby sells, transfers, assigns, conveys and delivers the Shares to Purchaser subject to the conditions set forth herein, and Purchaser agrees to purchase the Shares from the Seller for the consideration hereinafter set forth.

1.2.    Purchase Price.  In the Closing Date (as defined below) the Purchaser shall pay the Purchase Price to the Seller.

1.3.    Closing Deliveries. (a) Upon execution of this Agreement (the “Closing”), the Seller shall deliver or cause to be delivered to the Purchaser the following (the “Seller Deliverables”) (i) the original certificate(s) representing the Shares, accompanied by a duly executed stock transfer power for transfer by the Seller of the Shares to the Purchaser and (ii) the resignation and release of any officers and directors of the Seller who are also officers and directors of the Company, and the designees, if any, specified by the Purchaser will have been appointed as officers and directors of the Company; and (b) at the Closing, the Purchaser shall deliver or cause to be delivered to the following (the “Purchaser Deliverables”) (i) the Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose and (ii) a duly executed release by the Purchaser and the Company of the Seller and each of its current directors and officers, in form and substance satisfactory to the Seller.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions previously provided in disclosure materials (both written and verbal) to the Purchaser (the “Disclosure Materials”), regardless of whether or not the Disclosure Materials are referenced below with respect to any particular representation or warranty, each of the Company and the Seller represents and warrants as follows to the Purchaser.

2.1.    Organization, Standing and Power.  Each of the Seller and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company or the Seller (as defined below).  Each of the Company and the Seller is duly qualified to do business in the jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  The Seller has delivered to the Purchaser true and complete copies of the Company’s charter, organizational documents and constituent instruments (the “Constituent Instruments”) and the comparable Constituent Instruments of each of its subsidiaries, in each case as amended through the date of this Agreement. “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

2.2.    Subsidiaries; Equity Interests. The Disclosure Materials lists each subsidiary of the Company and its jurisdiction of organization. All the outstanding shares of capital stock or equity investments of each subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by the Company, by another subsidiary of the Company or by the Company and another subsidiary of the Company.  Except for its interests in its subsidiaries, the Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

2.3.    Capital Structure.  The authorized capital stock of the Company consists of 50,000 ordinary shares, $1 par value.  As of the date hereof, 1,750 ordinary shares are issued and outstanding, all of which are held by the Seller.  Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding.  Except as set forth in the Disclosure Materials, the Company is the sole record and beneficial owner of all of the issued and outstanding capital stock of each of its subsidiaries.  All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the law of the British Virgin Islands, the Company’s Constituent Instruments or any Contract to which the Company is a party or otherwise bound. Except as set forth in the Disclosure Materials, there are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company’s capital stock or the capital stock of any of its subsidiaries may vote (“Voting Debt”).  Except as set forth in the Disclosure Materials, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any of its subsidiaries or any Voting Debt, (b) obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company or of any of its subsidiaries.  As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

2.4.    Authority; Execution and Delivery; Enforceability.  Each of the Company and the Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”).  The execution and delivery by each of the Company and the Seller of this Agreement and the consummation by each of them of the Transactions have been duly authorized and approved by their respective Board of Directors and no other corporate proceedings on the part of any of them are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against each of the Company and the Seller in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.5.    No Conflicts; Consents.  The execution and delivery by each of the Seller and the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under, any provision of (i) the Constituent Instruments of  the Company, (ii) any material Contract to which the Seller or the Company is a party or by which any of their respective properties or assets is bound or (iii) any material judgment, order or decree or material Law applicable to the Company or the Seller and each of their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on any of them.  Except for any required filings with the Companies Registry for the British Virgin Islands and the waiver and consent of the Company’s lender(s) deliverable under Article 5 hereof, no Consent of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Company or the Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

2.6.    Litigation.  Except as set forth in the Disclosure Materials, there is no action against or affecting the Company or any of its respective properties which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the delivery of the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on the Company.

2.7.    Compliance with Applicable Laws.  Except as set forth in the Disclosure Materials, the Company has conducted their business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

2.8.    Contracts.  Except as disclosed in the Disclosure Materials, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company.  The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

2.9.    Title to Properties.  Except as set forth in the Disclosure Materials, the Company does not own any real property.  The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses, except to the extent the failure of having such sufficient title or valid leasehold interest, would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, the current assets of the Company constitute all of the assets required for use in connection with the businesses currently carried on by the Company and are adequate to conduct such businesses as currently conducted.

2.10.    Transactions with Affiliates and Employees.  Except as set forth in the Disclosure Materials, to the knowledge of the Company, none of the officers or directors of the Company  and none of its employees is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.11.    Solvency.  [Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (c) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.]

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants as follows to the Company and the Seller.

3.1.    Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.2.    Knowledge and Experience. Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of purchasing the Shares.  The Purchaser has reviewed copies of such documents and other information as Purchaser has deemed necessary in order to make an informed investment decision with respect to its purchase of the Shares and the Purchaser is not relying upon the Seller for the accuracy or completeness of any of the information reviewed by the Purchaser, including all information filed by the Company with the Securities and Exchange Commission (the “Commission”).

3.3.    Non-reliance on Communications.  Purchaser is relying solely on Purchaser’s own decision or the advice of Purchaser’s own adviser(s) with respect to purchasing the Shares and the acquisition of the Shares, and has neither received nor relied on any communication from the Seller or its agents regarding any legal, investment or tax advice relating to purchasing the Shares and the acquisition of the Shares.

3.4.    Substantial Risks.  Purchaser recognizes that investments in the Company involve substantial risks, including the risk factors described in the Seller’s Annual Report on Form 10-KSB filed on April 14, 2008.  Purchaser has taken full cognizance of, and understands, such risks and has obtained sufficient information to evaluate the merits and risks of purchasing the Shares and the acquisition of the Shares. Purchaser will have sufficient liquidity with respect to Purchaser’s net worth for an adequate period of time to provide for Purchaser’s needs and contingencies.

3.5.    No Warranties of Financial Results.  Purchaser confirms that none of the Seller’s members, officers nor any of the Seller’s agents have made any warranties concerning the purchase of the Shares, including, without limitation, any warranties concerning anticipated financial results, or the likelihood of success of the operations, of the Company.

3.6.    No Government Endorsement.  Purchaser understands that no federal, state or other governmental agency of the United States or any other territory or nation has passed on or made any recommendation or endorsement of an investment in the Shares.

3.7.    No Express or Implied Warranty.  Purchaser acknowledges and agrees that, except as expressly set forth in Article II of this Agreement, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any matter relating to the Company, including, without limitation, the assets, financial condition, liabilities, operations or prospects of the Company or in respect of the transactions contemplated by this Agreement, and any such other representations or warranties are hereby expressly disclaimed by the Seller.  Purchaser further acknowledges and agrees that the Seller is an affiliate of the Company and as a result may be aware of certain non-public material information concerning the Company.  Purchaser waives any claims that may arise as a result of the Seller’s knowledge regarding the Company.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.    Securities Laws Disclosure; Publicity.  Within four Business Days following the execution of this Agreement the Company is obligated file a Current Report on Form 8-K disclosing the material terms of this Agreement and on the fourth Business Day following the Closing Date the Company is obligated to file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission.  “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

4.2.    Release.  The Purchaser and its respective affiliates and/or heirs, hereby releases and forever discharges the Purchaser and its officers, directors, employees, agents, counsels, accountants, affiliates and heirs (collectively, the “Releasees”) from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney’s fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the Company, the Purchaser or any of their respective officers, directors, employees, agents, counsels, accountants, affiliates and heirs now have, have ever had against the Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause, event or omission of any kind or nature occurring contemporaneously with or prior to the date hereof.   The Purchaser hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.  Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Purchaser shall indemnify and hold harmless each Releasee from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees (including attorneys’ fees and court costs) arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Purchaser or any of its affiliates and/or heirs of any claim or other matter purported to be released hereunder and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Purchaser or any of its affiliates and/or heirs against any third party of any claims or other matters purported to be released hereunder.

4.3.    Further Action.  The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.    Conditions Precedent to the Obligations of the Purchaser to Purchase Shares.  The obligation of the Purchaser to acquire Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)    Seller Deliverables.  The Seller shall have delivered the Seller Deliverables in accordance with Section 1.3(a);

(b)    Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(c)    Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(d)    No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(e)    Termination.  This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.5.

5.2.    Conditions Precedent to the Obligations of the Seller to Sell Shares.  The obligation of the Seller to sell Shares at the Closing is subject to the satisfaction or waiver by the Seller, at or before the Closing, of each of the following conditions:

(a)    Purchaser Deliverables.  The Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 1.3(b);

(b)    Representations and Warranties.  The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(c)    Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

(d)    No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(e)    Termination.  This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.    Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Seller shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.2.    Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.  It is understood that this Agreement may be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy.  If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the English version shall prevail.

6.3.    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Purchaser, to:

17A Tower A Maples International Center
No. 32 Xizhiman North Street
Haidian District, Beijing, China
Attention:  Ye Xun
Facsimile No.:    (86) 10 82275116
Telephone No.: (86) 10 82275854

If to the Company or the Seller, to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC  20037
Attention:  Scott C. Kline, Esq.
Facsimile No.:  202.663.8007
Telephone No.: 202.663.8233

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.    Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Seller and the Purchaser holding a majority of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.    Termination.  This Agreement may be terminated prior to Closing:

(a)    by written agreement of the Purchaser and the Seller; and

(b)    by the Seller or the Purchaser upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the thirtieth (30th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day; provided further, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Parties shall not have any further obligation or liability (including as arising from such termination) to the other or any liability under this Agreement as a result therefrom.

6.6.    Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchaser.”

6.8.    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.2 (as to the Releasees).

6.9.    Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (each a “Proceeding”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in Clark County, Delaware, in any Proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 6.3 above. Nothing in this Section 6.10, however, shall affect the right of any Party to bring any Proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  If either Party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing Party in such Proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.    Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares for a period of 24 months.

6.11.    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.    Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.    Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Seller will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14.    Payment Set Aside.  To the extent that the Seller makes a payment or payments to the Purchaser under this Agreement or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Seller, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15.    Limitation of Liability.  Notwithstanding anything herein to the contrary, each of the Company and the Seller acknowledges and agrees that the liability of the Purchaser arising directly or indirectly hereunder,  of any and every nature whatsoever shall be satisfied solely out of the assets of the Purchaser, and that no trustee, officer, other investment vehicle or any other affiliate of the Company or the Seller, shareholder or holder of shares of beneficial interest of such a Party shall be personally liable for any liabilities of the Purchaser.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Sale Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SINOBIOMED INC.

By:	/s/ Chris Metcalf
Name: Chris Metcalf
Title: Director

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PURCHASER AND COMPANY SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Sale Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA NONFERROUS METALS RESOURCE GEOLOGICAL SURVEY INC.

By:	/s/ Ye Xun
Name: Ye Xun
Title: Chairman

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
COMPANY SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Sale Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WANXIN BIO-TECHNOLOGY LIMITED

By:	/s/ Chris Metcalf
Name: Chris Metcalf
Title: Director